                              AGREEMENT AND RELEASE

This Agreement is made and entered into between VF Corporation (the "Company"), and Daniel G. MacFarlan ("Employee");

WHEREAS, the Parties acknowledge that Employee is currently employed by the Company in the position of Vice President and Chairman - Playwear and Intimate Apparel Coalitions in an at-will employment relationship; and

WHEREAS, the Parties agree that Employee will separate from his employment with the Company on October 31, 2000.

NOW, THEREFORE, in consideration of the mutual agreements and promises set forth within this Agreement, the Company and Employee voluntarily agree to the following terms, each of which is material.

      1. CASH CONSIDERATION. As valuable and sufficient consideration for each and all of the Employee's obligations and promises set forth below, the Company will provide the following:

                 1.1 The Company shall pay Employee $ 41,383.34 (salary/car allowance) per month for the 26 month period beginning November 1, 2000 and running through December 31, 2002, subject to applicable federal, state and local taxes. It is agreed these payments also compensate Employee for all unused vacation. If Employee remains in compliance with his obligations pursuant to this Agreement, payments made pursuant to this section shall not be rescinded, regardless of future earnings. In the event of the death of Employee before December 31, 2002, the balance of such payments shall be paid to Employee's estate.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                 1.2 Employee will be eligible to receive a 2000 bonus under the Company's Executive Incentive Compensation Plan and a cash equivalent of a Mid-Term Incentive Plan award as determined by the Company's Board of Directors in its discretion in February, 2001.

                 1.3 In accordance with and subject to the provisions of the Company's 1996 Stock Compensation Plan (the "Stock Compensation Plan"), Employee will be eligible to exercise outstanding stock options, which are otherwise exercisable in accordance with the Stock Compensation Plan, up to and including December 31, 2002. Subject to the VF Board of Directors Compensation and Organization Committee approval, the 30,000 shares which are eligible to vest on February 8, 2003 shall vest on February 8, 2002.

                 1.4 Pursuant to the Stock Compensation Plan, the Company's Organization and Compensation Committee has modified and amended each award of Restricted Stock previously granted to Employee to provide that such stock shall be converted to restricted stock units which will become fully vested and non-forfeitable at December 31, 2002, but will remain subject to forfeiture if Employee fails to satisfy the terms and conditions of any severance agreement entered into between the Company and Employee. The Parties agree that they shall execute the Restricted Stock Units Agreement, attached as Exhibit A, contemporaneously with this Agreement.

                 1.5 The Parties agree that the Company has no prior legal obligation to make the payments or provide the benefits agreed to in sections 1.1 through 1.4.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


      2. OTHER EMPLOYEE BENEFITS. As valuable and sufficient consideration for each and all of the Employee's obligations and promises set forth below, the Company will also provide the following:

                 2.1 Employee shall be eligible for participation in the VF Executive Deferred Savings Plan through December 31, 2002 on the same basis as then provided to active eligible plan participants.

                 2.2 Employee shall be eligible for continued coverage under the Company's medical, dental and life insurance plans through December 31, 2002. Thereafter, he will be entitled to coverage as required by law under COBRA.

                 2.3 Employee shall be eligible for Company sponsored financial counseling through December 31, 2002.

                 2.4 Employee's retirement benefits shall be determined under the benefit formula of the Corporation's Pension Plan with the following modifications approved by the Company's Organization and Compensation Committee:

                           2.4.1 Employee's last day worked shall be deemed December 31, 2000, and he shall be credited with two additional Years of Service in determining his Accrued Benefit under the Pension Plan;

                           2.4.2 Any severance payments made by the Company to Employee pursuant to this Agreement or otherwise shall not be considered in determining his Accrued Benefit under the Pension Plan; and

                           2.4.3 Employee's Compensation under the Pension Plan shall be computed without reduction for any compensation deferred under the Company's Executive Deferred Savings Plan or Deferred Compensation Plan, and without application of the annual compensation limit under the Internal Revenue Code.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                           2.4.4 Employee shall be entitled to benefits under the Company's Pension Plan in the amount and payable at the time and in the form provided for under the terms of the Pension Plan, and the additional retirement benefits granted to Employee pursuant to this Agreement shall be paid to Employee pursuant to the Company's Supplemental Executive Retirement Plan.

                 2.5 The Parties agree that the Company has no prior legal obligation to make the payments or provide the benefits agreed to in sections 2.1 through 2.4

      3. EMPLOYEE'S REPRESENTATIONS. Employee hereby represents and warrants to and agrees with the Company as follows, with full knowledge that the Company intends to rely thereon:

                 3.1 Confidential Information. Employee acknowledges that as an employee of the Company he has had access to and may be in possession of non-public information about the Company and its business plans and strategies. Therefore, Employee and each other person controlling, controlled by or under common control with Employee, shall not disclose directly or indirectly to any person or entity outside the employ of the Company, without the express written authorization of the Company, unless required by subpoena of a court of law, any business plans, customer list, pricing strategies, customer files and records, any proprietary data or trade secrets, or any other confidential information of the Company, or any financial information about the Company or its business not in the public domain. For purposes of this Section, the term "Company" shall include the Company and its subsidiaries, related corporations and affiliates.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                 3.2 Covenant not to Compete. From the date of this Agreement through December 31, 2002 Employee agrees not to serve as an employee, director, consultant or advisor to any of the following companies or their subsidiaries or affiliates: Warnaco Group, Inc., Sara Lee Corporation, and Levi Strauss & Co. Employee acknowledges and agrees that this covenant serves the legitimate business interests of the Company to protect its confidential information, trade secrets, good will and customer contacts. Employee further acknowledges and agrees that in the event that he breaches this covenant not to compete the damage to the Company would be irreparable and that money damages will not adequately compensate the Company for its injuries. Accordingly, Employee agrees that in the event he breaches this covenant not to compete the Company will be entitled to an immediate order from a court of competent jurisdiction commanding Employee to cease his violation and enjoining Employee from further violation of the covenant not to compete. Employee further agrees that the Company would be entitled to recovery of its cost and attorney fees incurred as a result of the violation.

                           In the event of a breach of the covenant not to compete, the Company shall have no further obligation under Sections 1 and 2 above. In the event that injunctive relief is requested by and granted the Company, the Company shall be obligated under Sections 1 and 2 for the period of time during which the injunction is in effect up to and including December 31, 2002.

                 3.3 No Solicitation. From the date hereof through December 31, 2002, Employee agrees not to directly or indirectly solicit for hire any person who is currently employed by the Company, its affiliates, and its subsidiaries.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000

                 3.4 Non-disparagement. Employee agrees never to disparage the Company, its predecessors, successors, or affiliates, or any employees or agents of the Company. Disparage as used herein shall mean any communication, oral or written, of false information or the communication of information with reckless disregard to its truth or falsity.

                 3.5 No Contact. From the date hereof through December 31, 2002, the Employee agrees not to initiate or maintain contact with any officer, director, or employee of the Company or its affiliates regarding the Company's or any affiliate's business, prospects, operations, or finances, except with the express written permission of the Company.

                 3.6 Return of Company Property. Employee shall promptly return any and all items in his possession which are owned by or otherwise the property of the Company or its affiliates.

                 3.7 Board Resignation. Employee agrees to resign from all positions as an officer or director to which he has been elected or appointed for the Company, and its affiliates, subsidiaries, or related corporations.

                 3.8 Confidentiality. Employee will not reveal the terms and understandings contained in this Agreement other than to his legal and financial advisors, unless he becomes legally compelled to do so, provided, however, that, prior to any such disclosure, Employee shall give prompt written notice to the Company so that the Company may take any action that it deems necessary or appropriate to seek a protective order or other appropriate remedy. These restrictions do not apply to Sections 3.1 through 3.8.

                 3.9 Remedies for Breach by Employee. Employee understands and agrees that the Company's obligation to perform under this Agreement is

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                           conditioned upon Employee's covenants and promises to the Company as set forth herein. In the event Employee breaches any such covenants and promises, or causes any such covenants or promises to be breached, Employee acknowledges and agrees that the Company's obligations to perform under this Agreement shall automatically terminate and the Company shall have no further liability or obligation to Employee, or alternatively, that the Company may seek injunctive relief to enforce the provisions of this Agreement. Employee acknowledges and agrees that in the event that he materially breaches any provision of this Agreement, the damage to the Company would be irreparable and that money damages will not adequately compensate the Company for its injuries.

                           Accordingly, Employee agrees that in the event of a material breach, the Company will be entitled to an immediate order from a court of competent jurisdiction commanding Employee to cease his violation and enjoining Employee from further violation. Employee further agrees that the Company would be entitled to recovery of its cost and attorney fees incurred as a result of the violation.

                           The remedies available to the Company as set out is this section are not intended to be exclusive of any other remedies to which the Company may be entitled at law or equity, (including but not limited to monetary damages, specific performance, and other injunctive relief), due to breach or threatened breach of any provision of this Agreement.

      4.     RELEASE.

                 4.1 IN PARTIAL CONSIDERATION OF THE PERFORMANCE BY THE COMPANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, EMPLOYEE DOES HEREBY FOR HIMSELF, HIS HEIRS, EXECUTORS,

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                           ADMINISTRATORS AND ASSIGNS, FOREVER RELEASE, REMISE AND DISCHARGE THE COMPANY, ITS OFFICERS, DIRECTORS, PARENTS, SUBSIDIARIES, AFFILIATES AND THEIR OFFICERS AND DIRECTORS AND THEIR SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY CLAIMS AND CAUSES OF ACTION WHICH HE HAS, HAD OR MAY HAVE EVER HAD, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS WHICH EMPLOYEE HAS, HAD, OR MAY HAVE HAD ARISING OUT OF HIS EMPLOYMENT WITH THE COMPANY OR OTHERWISE RELATING TO OR ARISING OUT OF ANY RELATIONSHIP OR STATUS HE MAY HAVE HAD IN THE PAST WITH THE COMPANY, OR ANY OF ITS AFFILIATES OR SUBSIDIARIES. THE PARTIES SPECIFICALLY CONTEMPLATE THAT THIS RELEASE COVERS ANY POTENTIAL CLAIM BY EMPLOYEE OF AGE DISCRIMINATION OR EMPLOYMENT DISCRIMINATION AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE CIVIL RIGHTS ACT OF 1964, AND ANY OTHER FEDERAL, STATE OR LOCAL LAWS OR ORDINANCES, AND ANY COMMON LAW CLAIMS UNDER TORT, CONTRACT OR ANY OTHER THEORIES NOW OR HEREAFTER RECOGNIZED.

                 4.2 Employee agrees that no other person (including but not limited to attorneys, heirs, executors, administrators, successors, and assigns) may assert any claim that he has or might have against the Company and further agrees that he will fully cooperate with the Company in seeking dismissal of any such claim that might be raised on his behalf.

                 4.3 The Parties agree that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that may be brought, instituted, or taken by Employee, or on his behalf, against the Company and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against the Company, any related companies and subsidiaries, and the directors, officers, employees, and agents of them,

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


                           including any successors and assigns, relating to employment with the Company and/or the termination of employment with the Company.

                 4.4 The release contained in Section 4.1 hereof is not intended to relieve the Company of its obligations under this Agreement to make the payments and provide the benefits under Sections 1 and 2 hereof, but is otherwise fully effective in accordance with its terms as to all other rights, claims or causes of action which Employee has, had or may have had as set forth in Section 4.1 hereof.

                 4.5 The Company hereby forever releases and discharges Employee, from and against any claims and causes of action which Company has had, or may have ever had, against Employee arising out of his employment with the Company or otherwise relating to or arising out of any relationship or status he may have had in the past with the Company, or any of its affiliates or subsidiaries. The foregoing shall not release Employee from any of his obligations under Section 3 of this Agreement or from liability for fraud or willful misconduct.

                 4.6 Employee received this Agreement on October 27, 2000 and had at least twenty-one (21) days to consider its terms and conditions, including without limitation, the release provisions of Section 4.1. By receipt of the proposed Severance Agreement and Release, Employee was advised by the Company to consult with an attorney of Employee's choice before signing this Agreement.

                 4.7 Employee's execution of this Agreement is knowing and voluntary, without duress and after an opportunity to consult with his attorney.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


      5. WAIVER, DISCHARGE, ETC. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      6. RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the personal representatives or successors of the parties hereto.

      7. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties, and no other statements, representations or understandings form a basis for the mutual promises contained herein, and this Agreement supersedes any other agreements between the parties with respect to the subject matter hereof.

      8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of North Carolina without regard to its conflict of laws principles.

      9. VENUE. The Company and Employee agree that any dispute arising out of this Agreement shall be subject to the exclusive jurisdiction of both the state and federal courts in North Carolina. For that purpose, Employee irrevocably submits to the jurisdiction of the state and federal courts of Guilford County, North Carolina.

      10. SUCCESSORS, ASSIGNS, AND REPRESENTATIVES. This Agreement shall inure to and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


      11. PARTIAL INVALIDITY. The Parties agree that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any portion or any provision shall not affect the validity or enforceability of the other portions or provisions. Such provisions shall be appropriately limited and given effect to the extent that they may be enforceable. The Parties further agree that in the event any provision of this Agreement shall be declared invalid and unenforceable by a court of competent jurisdiction that the entire Agreement may be declared voided, ab initio, at the election of the Company.

      12. REVOCATION. Employee understands that this Agreement may be revoked by Employee within seven (7) days after the signing of the Agreement. To revoke the Agreement, Employee understands that he must notify in writing that he no longer wishes to be bound by this Agreement and desires to revoke the Agreement immediately. This Agreement shall not become effective and enforceable until seven
             (7) days after it has been signed by Employee.

      13. EMPLOYEE AFFIRMS THAT HE HAS CAREFULLY READ THIS ENTIRE AGREEMENT. HE ATTESTS THAT HE POSSESSES SUFFICIENT EDUCATION AND/OR EXPERIENCE TO FULLY UNDERSTAND THE EXTENT AND IMPACT OF ITS PROVISIONS.

      14. EMPLOYEE ATTESTS THAT HE HAS BEEN AFFORDED THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR A PERIOD OF TWENTY-ONE (21) DAYS. EMPLOYEE FURTHER ATTESTS THAT HE HAS BEEN ADVISED BY THE COMPANY TO DISCUSS THIS AGREEMENT WITH AN ATTORNEY OF CHOICE.

      15. EMPLOYEE AFFIRMS THAT HE IS FULLY COMPETENT TO EXECUTE THIS AGREEMENT AND THAT HE DOES SO VOLUNTARILY AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE.

Severance Agreement and Release for Daniel G. MacFarlan
December 8, 2000


THE UNDERSIGNED HEREBY STATE THAT THEY HAVE CAREFULLY READ THE FOREGOING AGREEMENT AND RELEASE AND KNOW THE CONTENTS THEREOF AND SIGN THE SAME OF THEIR OWN FREE ACT.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

VF CORPORATION
                                                EMPLOYEE:
/S/ Susan Larson Williams                       /S/ Daniel G. MacFarlan
---------------------------------               -------------------------------
Susan Larson Williams                           Daniel G. MacFarlan
Vice President - Human Resources

Date: December 8, 2000                          Date: December 22, 2000

                                                                       EXHIBIT A

                                 VF CORPORATION
                        RESTRICTED STOCK UNITS AGREEMENT


                  This Restricted Stock Units Agreement (the "Agreement") is made as of October 31, 2000 by and between VF Corporation, a Pennsylvania corporation (the "Company"), and Daniel G. MacFarlan ("Employee") with respect to the award of 12,838 Restricted Stock Units described below.

                                   Background

I. At present, Employee holds 12,838 shares of Restricted Stock (the "Restricted Stock") granted under the 1996 Stock Compensation Plan (the "Plan"), consisting of 4,000 shares of Restricted Stock (adjusted for stock splits) granted on each of February 10, 1997, February 10, 1998, and February 9, 1999, together with 838 shares acquired upon reinvestment of dividends in additional shares of Restricted Stock.

II. Section 9 of the Plan authorizes the Organization & Compensation Committee of the Company's Board of Directors (the "Committee") to grant Restricted Stock Units or Restricted Stock, and to specify the terms and conditions thereof.

III. Employee desires to surrender the Restricted Stock in exchange for an equivalent award of Restricted Stock Units, in order to secure the benefits of tax deferral, and the Committee has authorized the grant of Restricted Stock Units under the Plan in exchange for the Restricted Stock in order to preserve the deferred tax status of Employee's Plan award.

                                    Agreement

In consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee, intending to be legally bound, agree as follows:

         1.       Grant of Restricted Stock Units and Surrender of Restricted
                  Stock.

                  (a) The Company hereby confirms the grant, under and pursuant to the Plan, to Employee on the date hereof of twelve thousand eight hundred thirty eight (12,838) Restricted Stock Units (the "RSUs"). The RSUs are subject to all of the terms and conditions set forth in the Plan and this Agreement. The Company shall maintain a bookkeeping account for Employee (the "Account") reflecting the number of RSUs then credited to Employee hereunder as a result of such grant of RSUs and any crediting of additional RSUs to Employee pursuant to payments equivalent to dividends paid on Common Stock under Section 5 ("Dividend Equivalents").

                  (b) In consideration for the grant to Employee of the Restricted Stock Units and as a condition to the grant and delivery of the Restricted Stock Units by the Company, Employee hereby surrenders the Restricted Stock to the Company, including the certificates evidencing 12,838 shares of Common Stock issued as such Restricted Stock (the "Shares") and held by the Secretary of the Company, in her official capacity, acting as escrow agent pursuant to the Restricted Stock Agreement governing the Restricted Stock. Employee agrees that, for value received hereunder, Employee hereby sells, assigns and transfers unto the Company the Shares registered in the name of Employee on the books and records of the Company, and does hereby irrevocably constitute and appoint the Secretary and General Counsel of the Company, attorney, to transfer the Shares on the books of the Company, with full power of substitution. Employee further agrees the award of Restricted Stock shall be cancelled and terminated as of the date of this Agreement, and that Employee will deliver to the Company any executed copies of the Restricted Stock Agreement in Employee's possession.

                  (c) Employee, by his execution of this Agreement, acknowledges and agrees that, until an RSU has become vested in accordance with Section 2, such RSU shall be subject to a risk of forfeiture to the extent provided in
Section 2 hereof, and such RSU shall be generally nontransferable as provided in
Section 3 hereof.

                  (d) All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. Employee acknowledges receipt of a copy of the Plan and hereby agrees to be bound by the Plan (as presently in effect or hereafter amended) and this Agreement, and by all decisions and determinations of the Committee thereunder (for purposes of this provision and other provisions of this Agreement, references to the Committee include any persons or administrative body to whom the Committee has delegated authority).

         2. Vesting and Forfeiture. If, prior to December 31, 2002, Employee fails to satisfy the terms and conditions of the Severance Agreement and Release between the Company and Employee of even date herewith, all of the RSUs granted hereunder, together with RSUs credited as a result of Dividend Equivalents, shall be immediately forfeited. This risk of forfeiture shall lapse at December 31, 2002. It is understood that Employee will not be employed by the Company or a subsidiary between the date hereof and December 31, 2002; such employment is not a condition necessary for the vesting of the RSUs.

         3. Nontransferability. Until RSUs become settleable under Section 4 hereof, RSUs shall not be transferable other than by will or by the laws of descent and distribution or to a designated beneficiary in the event of Employee's death, and no such transfer shall be effective to bind the Company unless the Committee shall have been furnished with a copy of such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

         4. Settlement. RSUs granted hereunder, together with RSUs credited as a result of Dividend Equivalents, shall be settled by delivery of one share of the Company's Common Stock for each RSU being settled. Settlement of an RSU granted hereunder shall occur upon the lapse of the risk of forfeiture of such RSU under
Section 2, and such settlement may not be deferred further by Employee unless expressly permitted by the Committee. Settlement of RSUs that directly or indirectly result from Dividend Equivalents on RSUs granted hereunder shall occur at the time of settlement of the granted RSU.

         5.       Dividend Equivalents and Adjustments.

                  (a) Dividend Equivalents shall be credited on RSUs (other than RSUs that, at the relevant record date, previously have been settled or forfeited) and deemed reinvested in additional RSUs as follows:

         (i) Cash Dividends. If the Company declares and pays a dividend or distribution on Common Stock in the form of cash, then, a number of additional RSUs shall be credited to Employee's Account as of the payment date for such dividend or distribution equal to the number of RSUs credited to the Account as of the record date for such dividend or distribution multiplied by the amount of cash actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date.

         (ii) Non-Common Stock Dividends. If the Company declares and pays a dividend or distribution on Common Stock in the form of property other than shares of Common Stock, then a number of additional RSUs shall be credited to Employee's Account as of the payment date for such dividend or distribution equal to the number of RSUs credited to the Account as of the record date for such dividend or distribution multiplied by the Fair Market Value of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by the Fair Market Value of a share of Common Stock at such payment date.

         (iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then a number of additional RSUs shall be credited to Employee's Account as of the payment date for such dividend or distribution or forward split equal to the number of RSUs credited to the Account as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Common Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

                  (b) The number of RSUs credited to Employee's Account shall be appropriately adjusted, in order to prevent dilution or enlargement of Employees' rights with respect to RSUs, to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in
Section 11 of the Plan, taking into account any RSUs credited to Employee in connection with such event under Section 5(a) hereof.

         6.       Other Terms Relating to RSUs.

                  (a) The number of RSUs credited to Employee's Account shall include fractional RSUs calculated to at least three decimal places, unless otherwise determined by the Committee. Upon settlement of RSUs, Employee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such RSUs.

                  (b) It shall be a condition to the obligation of the Company to issue and deliver shares of Common Stock in settlement of the RSUs that Employee (or any Beneficiary) pay to the Company or a Participating Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to deliver the shares in settlement of the RSUs until such amount is paid. Unless otherwise determined by the Committee, Employee (or any Beneficiary of Employee) may pay all or a portion of the amount required to be withheld by the Company for such taxes by authorizing the Company to withhold from the shares to be delivered in settlement, or by agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock having a fair market value (as determined by the Committee) equal to the amount of such tax liability or a specified portion of such tax liability.

                  (c) An individual statement of each Employee's Account will be issued to each Employee at such times as may be determined by the Company. Such statements shall reflect the amount of RSUs credited to Employee's Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Director of Human Resources. Such statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Employee's Statements shall be deemed a part of this Agreement, and shall evidence the Company's obligations in respect of RSUs, including the number of RSUs credited as a result of Dividend Equivalents (if any). Any Statement containing an error shall not, however, represent a binding obligation to the extent of such error, notwithstanding the inclusion of such Statement as part of this Agreement.

         7.       Miscellaneous.

                  (a) This Agreement shall be legally binding when executed by both the Company and Employee.

                  (b) This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the RSUs, and supersedes any prior agreements or documents with respect to the RSUs. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of Employee with respect to the RSUs shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.

                  (c) Any provision for distribution in settlement of Employee's Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee or any Beneficiary any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee or any Beneficiary. Employee or any Beneficiary entitled to any distribution hereunder shall be a general creditor of the Company.

                  (d) Any notice hereunder to the Company shall be in writing and addressed to it at its office at 628 Green Valley Road, Suite 500, Greensboro, NC 27408, Attn: General Counsel and any notice to Employee shall be in writing and addressed to him at his most recent address contained in the Company's records, subject to the right of either party to designate in writing another address at any time hereafter.

                  IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed as of the day and year first above written.

                                                  VF Corporation


/S/ Daniel G. MacFarlan                           By:/S/ Susan Larson Williams
------------------------                          -----------------------------
Employee                                          Name: Susan Larson Williams
                                                  Title: Vice President - Human
                                                  Resources